As filed with the Securities and Exchange Commission on December 24, 1996
                                                  Registration No. 333-11733
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ------------------
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ------------------

                           NEXTEL COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                     36-3939651
     (State or Other                               (I.R.S. Employer
     Jurisdiction of                              Identification Number)
     Incorporation or
      Organization)
                               ------------------
                             1505 Farm Credit Drive
                             McLean, Virginia 22102
                                 (703) 394-3000
          (Address, Including Zip Code, and Telephone Number, Including
           Area Code, of Registrant's Principal Executive Offices)
                               ------------------
                             Thomas J. Sidman, Esq.
                                 Vice President
                                and General Counsel
                            Nextel Communications, Inc.
                             1505 Farm Credit Drive
                             McLean, Virginia 22102
                                 (703) 394-3000
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)
                                ------------------
                                   Copies to:

                              Lisa A. Stater, Esq.
                           Jones, Day, Reavis & Pogue
                             3500 One Peachtree Center
                              303 Peachtree Street
                             Atlanta, Georgia 30308
                                 (404) 521-3939

                                EXPLANATORY NOTE

              This Post-Effective Amendment to the Registration Statement of Nextel Communications, Inc. ("Nextel") (File No. 333-11733) is filed in accordance with the undertaking of Nextel pursuant to Item 512(a)(3) of Regulation S-K for the sole purpose of de-registering 324,682 shares of Class A Common Stock, par value $.001, of Nextel that were registered thereunder but remained unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all
of  the   requirements  for  filing  on  Form  S-3 and  has duly  caused  this post-effective amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, in the Commonwealth of Virginia, on December 24, 1996.

                                             Nextel Communications, Inc.


                                             By:/s/Thomas J. Sidman
                                             Thomas J. Sidman
                                             Vice President and
                                             General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Name                                Title                               Date

        *                  Chairman of the Board, Chief Executive Officer
Daniel F. Akerson             and Director (Principal Executive Officer)

        *                  Senior Vice President and Chief Financial
Steven M. Shindler            Officer (Principal Financial Officer)

        *                  Vice President and Corporate Controller
Stephen M. Bailor              (Principal Accounting Officer)

                           Vice Chairman of the Board and Director
Morgan E. O'Brien

        *                  Vice Chairman of the Board and Director
Brian D. McAuley

        *
Timothy M. Donahue         President, Chief Operating Officer and Director

        *                  Director
Keith J. Bane

        *                  Director
Robert Cooper

                           Director
Craig O. McCaw

        *                  Director
Keisuke Nakasaki

        *                  Director
Masaaki Torimoto

        *                  Director
Dennis M. Weibling

/s/Thomas J. Sidman        Attorney-in-fact                  December 24, 1996
*Thomas J. Sidman